                               POWER OF ATTORNEY

The director of Washington Banking Company (the "Company"), whose signature appears below, hereby appoints Michal D. Cann or Karl C. Krieg, III, or either of them, as his attorney to sign, in his name and behalf and in any and all capacities stated below, the Company's Form 10-K Annual Report pursuant to
Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following person in the capacity indicated, on the 16th day of March, 2000.

Signature                                              Title
---------                                              -----

/s/  Michal D. Cann                                    Director
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Michal D. Cann


/s/  Marlen L. Knutson                                 Director
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Marlen L. Knutson


/s/  Karl C. Krieg, III                                Director
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Karl C. Krieg, III


                                                       Director
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Robert B. Olson


/s/  Jay T. Lien                                       Director
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Jay T. Lien


/s/  Anthony B. Pickering                              Director
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Anthony B. Pickering


                                                       Director
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Alvin J. Sherman


/s/  Edward J. Wallgren                                Director
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Edward J. Wallgren